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         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 33-46374 of First Funds on Form N-1A of our report dated August 2, 2002, appearing in the Annual Report of First Funds for the year ended June 30, 2002, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Accountants" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.


         Deloitte & Touche LLP

         Denver, Colorado
         October 24, 2002